UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 _________________

FORM 10-K

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended: May 31, 2022

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________________ to ______________________

Commission file number: 001-34673

LIFE ON EARTH, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	46-2552550
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1270 N. Wickham Road, #13A-1019, Melbourne, FL	32935
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 516-0606

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, $0.001 Par Value	OTC QB

Securities registered pursuant to Section 12(g) of the Act: None

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.001 par value per share	LFER	OTC QB

 Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐ No ☒

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days

Yes ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).  Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulations S-K is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act: ☐

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any news or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

The aggregate market value of the registrant’s voting common equity held by non-affiliates of the registrant, based upon the closing price of the registrant’s common stock on the last business day of the registrant’s most recently completed second fiscal quarter (November 30, 2021) was approximately $3,762,551.

The number of issued shares of the registrant’s common stock was 71,822,753 shares at September 23, 2022.

DOCUMENTS INCORPORATED BY REFERENCE

None.

TABLE OF CONTENTS

		Page
Forward Looking Statements		1

PART I
Item 1.	Business	1
Item 1A .	Risk Factors	35
Item 1B.	Unresolved Staff Comments	3
Item 2.	Properties	3
Item 3.	Legal Proceedings	4
Item 4.	Mine Safety Disclosures	4

PART II
Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities	4
Item 6.	Selected Financial Data	5
Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	6
Item 7A .	Quantitative and Qualitative Disclosures About Market Risk	8
Item 8.	Financial Statements and Supplementary Data	8
Item 9.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure	8
Item 9A.	Controls and Procedures	8
Item 9B.	Other Information	9

PART III
Item 10.	Directors, Executive Officers and Corporate Governance	10
Item 11.	Executive Compensation	11
Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	13
Item 13.	Certain Relationships and Related Transactions, and Director Independence	14
Item 14.	Principal Accountant Fees and Services	15

PART IV
Item 15.	Exhibits, Financial Statement Schedules	16

SIGNATURES		16

FORWARD - LOOKING STATEMENTS

This Annual Report on Form 10-K (Report) certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this Report other than statements of historical fact, including statements that address operating performance, the economy, events or developments that management expects or anticipates will or may occur in the future, including statements related to sales, revenues, profitability, distributor channels, new products, adequacy of funds from operations, cash flows and financing, our ability to continue as a going concern, potential strategic transactions, statements regarding future operating results and non-historical information, are forward-looking statements. In particular, the words such as “believe,” “expect,” “intend, ”anticipate,” “estimate,” “may,” “will,” “can,” “plan,” “predict,” “could,” “future,” “continue,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements and their absence does not mean that the statement is not forward-looking. Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions and apply only as of the date of this Report. Our actual results, performance or achievements could differ materially from historical results as well as from the results expressed in, anticipated or implied by these forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Readers are also urged to carefully review and consider the various disclosures made by us in this Report and in our other reports we file with the Securities and Exchange Commission, including our periodic reports on Forms 10-Q and current reports on Form 8-K.

All references in this Annual Report on Form 10-K to “LFER,” “Life On Earth, Inc. the “Company,” “we,” “us” or “our” mean Life On Earth, Inc.

PART I

ITEM 1. BUSINESS

COMPANY OVERVIEW

Life On Earth, Inc. is a holding company operating through wholly owned subsidiaries. We were previously a brand accelerator and incubator company that was focused on building and scaling concepts in the natural consumer products category (“CPG”). During the fiscal year ended May 31, 2021, we discontinued our wholesale beverage distribution operations, and announced our intention to divest away from the previous business as a CPG company. Accordingly, the Company’s results of operations for the year ended May 31, 2021, reflected a charge in the aggregate amount of $25,135 for the discontinued operations. In May 2021, we acquired a wholly owned subsidiary, Smart Axiom, Inc. which we then divested effective December 31, 2021 (See, SmartAxiom). Effective January 1, 2022, we acquired conditional ownership of four subsidiary operations which included CareClix, Inc., a Virginia corporation, CareClix Services, Inc., a Florida corporation, MyCareClix, Inc., a Florida corporation, and CareClix RPM, Inc., a Florida corporation (collectively, the “CareClix Group”), in an Initial Closing, subject to several conditions, with a May 31, 2022 drop dead automatic rescission if certain conditions were not met. Effective May 31, 2022, those conditions were not met, the agreed consideration was not paid, and the CareClix Group has been removed as of May 31, 2022. (See, CareClix Group).

SmartAxiom

In May 2021, we acquired SmartAxiom, Inc. (“SA”) from its former shareholders in exchange for consideration consisting of 13,000,000 shares of our common stock; 210,000 shares of a new Series D Convertible Preferred stock, convertible, over an eighteen month earn out schedule, into our common stock with a floor price of twenty cents. On March 8, 2022, we executed a Stock Purchase and Mutual Release Agreement (the “Agreement”) under which we divested our ownership of SA, effective December 31, 2021. Under the Agreement, we agreed to transfer all ownership in SA to Amit Biyani, the CEO of SA, in exchange for Mr. Biyani’s agreement to return for cancellation: (ii) 7,974,695 shares of common stock; and (ii) 128,822 shares of Series D Preferred Stock. In addition, SA and Mr. Biyani agreed to arrange for the return and cancellation of the remaining outstanding 64,942 shares of Series D Preferred Stock currently held by other former shareholders of SA. By agreement among the parties, the divestiture of SA was deemed legally effective as of December 31, 2021. The Agreement also contained mutual releases amongst the parties.

In connection with the Agreement, SA issued to the Company an 8% Unsecured Convertible Note in the amount of $250,000 dated December 31, 2021 (the “Note”). The Note bears interest at a rate of 8 percent per year, with all principal and interest due on or before February 28, 2024. All unpaid principal and interest owing under the Note may, at our option, may be converted, in whole, into a number of fully paid and non-assessable shares of common stock of SA having a value equal to the Note balance, converted at an assumed total valuation of SA of $6,250,000 on a fully diluted basis. At May 31, 2022, the Company has determined that collection on the Note is doubtful and accordingly, has established an allowance for doubtful accounts in the amount of $250,000 by recording a charge to discontinued operation for the year ended May 31, 2022.

During Fiscal 2022, through December 31, 2021, SA incurred a net loss of $971,091, which has been recorded as a part of the loss on discontinued operations for the year ended May 31, 2022.

The following table summarizes the loss on disposition of the SA subsidiary:

Net assets sold	$1,669,584
Sales Price	$534,305
Loss from sale of Subsidiary	$1,135,279

The CareClix Group

On December 17, 2021, we entered into a Stock Purchase Agreement (“SPA”) with CareClix Holdings, Inc., a Florida corporation (“SOLI”) to acquire four operating subsidiaries of SOLI. On December 31, 2021, under the terms of a Management Operating Agreement, we agreed to a conditional partial closing of the transaction set forth in the SPA (the “Interim Closing”) with the final closing conditioned on the effectiveness of a registration statement to be filed by us with the SEC for the common shares to be issued by us as the consideration for the acquisition. The Management Operating Agreement provided that i the registration statement was not filed by us and declared effective by May 31, 2022, the Interim Closing would be rescinded, and the CareClix Group would not be part of the Company.

In the partial closing, we acquired 100% conditional ownership of the operating subsidiaries of SOLI, which included CareClix, Inc., a Virginia corporation, CareClix Services, Inc., a Florida corporation, MyCareClix, Inc., a Florida corporation, and CareClix RPM, Inc., a Florida corporation (collectively, the “CareClix Group”). In exchange for ownership of the CareClix Group at the Interim Closing, we agreed to issue the following securities to the common shareholders of SOLI:

1.	260,000,000 shares of our common stock*.

2.	4,000,000 shares of our Series A Preferred Stock to Mr. Charles Scott, the Chairman and majority shareholder of SOLI, with 2,500,000 shares issued at the December 31, 2021 partial closing, 600,000 shares to be issued 45 days after closing, and 900,000 shares to be issued 90 days after closing. All of these shares have been issued.

* In the original SPA, we agreed to issue 50,000,000 shares of our common stock plus 2,100,000 shares of a new class of preferred stock to be designated as Series E Preferred Stock. The shares of Series E Preferred stock would have a convertibility ratio of 100 to 1 into our shares of common stock with conversion occurring automatically when our Articles of Incorporation had been amended to authorize sufficient common shares for the conversion. Subsequently, our Articles of Incorporation have been amended so the need for the Series E Convertible Preferred has been eliminated, and a total of 260 million common shares will be issued to the former Solei common shareholders. The net effect of this issuance will be that common shares of SOLI held before the transaction will be exchanged for our common shares on a 1 for 1 basis.

We also agreed to undertake an audit of the financial statements of the CareClix Group for the registration statement, to appoint three new directors and, by a side agreement with our former directors, Fernando Leonzo, John C. Romagosa, Mahmood Khan and Robert Gunther (collectively the “Former Management”), to transfer the Series A Preferred shares held by them, with 600,000 shares cancelled and reissued to Charles Scott within 45 days and the remaining 600,000 shares cancelled and reissued to Mr. Scott when the remaining holders were no longer directors but in no less than one year. Each of the four members of Former Management also granted an irrevocable proxy to vote the Series A Preferred stock held by each of them to Mr. Scott. Since the Series A Preferred stock carries voting rights equal to 50 (later amended to 60) votes per share, voting with the common stock, voting control rests with the Series A Preferred, and the stated intent of the proposed acquisition was that Charles Scott, principal shareholder of the CareClix Group, would acquire voting control of us, with 5,200,000 shares of Series A Preferred stock. The proxies were irrevocable unless the CareClix Group audit was not completed within 75 days after closing of the acquisition, which has not occurred.

The Interim Closing was designed to allow the CareClix Group to be treated as our operating subsidiaries pending the Final Closing, which was subject to the effectiveness of a registration statement on Form S-4 to be filed registering the issuance of our shares of common stock to the common shareholders of CareClix, as the consideration for the acquisition of the CareClix Group. The initial 2,500,000 shares of Series A Preferred stock were issued as agreed to Charles Scott by Former Management; however in March and April 2022, differences arose between the CareClix Group principals and Former Management, resulting in several defaults under the Management Operating Agreement by us, as disclosed in the Quarterly Report on Form 10-Q for the quarter ended February 28, 2022, filed for the Company by Former Management. With the transaction drop dead date of May 31, 2022 approaching and no work on the required audit of the CareClix Group or the required S-4 registration statement yet initiated by Former Management, Charles Schott, as controlling shareholder and our director, proposed on several occasions in April 2022 to Former Management, who were then four out of six of our directors and all of our corporate officers, that either the CareClix Croup transaction should be rescinded or at least two but preferably four of the Former Management resign to allow Mr. Scott and his management team to assume full operating control of the Company, by assuming all officer positions. Our Former Management initially agreed to resign but then advised Mr. Scott that they intended to remain as a majority of the Board of Directors and as the only corporate officers. On April 26, 2022, Mr. Scott as a director and majority voting shareholder, voted to remove Fernando Leonzo and John Romagosa as directors and officers under Delaware law, and on April 29, 2022, voted to remove Robert Gunther and Mahmood Khan as our officers and directors.

As previously reported, on May 2, 2022, acting as our remaining directors, Mr. Scott and Dr. Korangy elected new corporate officers, caused the reported defaults in the Management Operating Agreement to be cured, and extended the May 31, 2022 drop dead date for the CareClix Group acquisition by approving and executing an Amended Management Operating Agreement. Thereafter, as our new management, they retained our independent auditor to audit our financial results for the fiscal year ended May 31, 2022, retained the same independent audit firm to audit the CareClix Group for the two fiscal years ended May 31, 2020 and 2021, a requirement of the Management Operating Agreement and the required S-4 registration statement to complete the Final Closing. The CareClix Group also advanced more than $120,000 in funds to the Company or for the Company to pay ongoing and accrued expenses which we are unable to pay for lack of funds.

The required audits were completed and the Annual Report for the fiscal year ended May 31, 2022 was completed and ready to file when Mr. Scott received an email copy of a purported “derivative action” filed by the Former Management seeking to reinstate themselves as our officers and directors and seeking to rescind the CareClix Group acquisition by rescinding the Amended Management Operating Agreement. Mr. Scott immediately responded that he was agreeable to this, as he had previously offered in April 2022, and, on September 15, 2022, our Board of Directors voted to rescind the Amended Management Operating Agreement retroactively. As a result, the Interim Closing drop dead date of May 31, 2022 resulted in the termination of the CareClix Group acquisition for failure of consideration, and the CareClix Group accordingly is not a part of the Company as of May 31, 2022. Therefore, the financial results of our operations contained in this Annual Report include only the results of Life on Earth, Inc. for the fiscal year ended May 31, 2022.

Other Discontinued Operations

During the fiscal year, our Board of Directors also resolved to dispose of our remaining non-operating subsidiaries Victoria’s Kitchen and The Chill Group for a net loss of $261,110.

Our principal executive offices currently are virtual offices located at 1270 N. Wickham Road, Suite 13A, No. 1019, Melbourne, FL 32935 and our telephone number (833) 516-0606.

Coronavirus Risks

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”.

The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. The significant outbreak of COVID-19 has resulted in a widespread health crisis that has adversely affected the economies and financial markets worldwide, and may continue to do so, which could adversely affect our business, results of operations and financial condition.

Employees

We currently have no direct employees and act solely as a public holding company.

 Going Concern Qualification

Several conditions and events may cast substantial doubt about our ability to continue as a going concern. We have incurred net losses from inception of more than $23,000,000, have no cash or other assets and will require additional financing in order to continue any business activities.

Intellectual Property Protection

We have secured a registered trademark for our name and logo. We also hold trademarks registered for the Victoria’s Kitchen and Just Chill brands.

ITEM 1A. RISK FACTORS

As a “Smaller Reporting Company”, we are not required to provide this information.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None

ITEM 2. PROPERTIES

We currently maintain our principal office in Melbourne, Florida

We maintain a website at http://www.lifeonearthinc.com/ and the information contained on that website is not deemed to be a part of this annual report.

ITEM 3. LEGAL PROCEEDINGS

Complaint by Note Holder

On December 14, 2020, we received a Complaint from a note holder, L & H, Inc. (“L&H”), filed in the First Judicial District Court of Nevada, Carson City, alleging breaches of contract regarding our failure to repay amounts due or failing to issuing shares upon demand and breach of Implied covenant of good faith and fair dealing in connection with the $110,000 September 10, 2019 Convertible Promissory Note between L&H and the Company. On May 26, 2022, the Court entered judgment against us in the total amount of $171,116, including the principal sum, accrued interest, default interest of $44,428. Attorney’s fees of $10,000 and $1,127 in costs, which has been recorded as a current liability in our condensed consolidated balance sheet for the year ended May 31, 2022.

See, Item 9B. Other Information regarding a “derivative action” filed by our Former Management.

ITEM 4. MINE SAFETY DISCLOSURE

Not applicable.

PART II

ITEM  5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

We have two classes of stock outstanding, Common Stock and Preferred Stock, in designated classes as Series A, Series B, Series C and Series D Preferred. Our Common Stock is quoted on the OTC Bulletin Board under the symbol “LFER”.

The following table sets forth the high and low reported closing prices per share of our Common Stock for the period’s indicated. There is no established public trading market for our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred and our Series D Preferred Stock.

	2022		2021
	High	Low	High	Low
First quarter (June 1 to August 31, 2021)	$0.165	$0.080	$0.035	$0.014
Second quarter (September 1 to November 30, 2021)	$0.135	$0.058	$0.083	$0.021
Third quarter (December 1, 2021,to February 28, 2022)	$0.120	$0.061	$0.125	$0.026
Fourth quarter (March 1 to May 31, 2022)	$0.068	$0.016	$0.211	$0.070

The Company has not declared dividends and does not intend to in the foreseeable future. The amount and frequency of future dividends will be determined by the Company’s Board of Directors in light of the earnings and financial condition of the Company at such time, and no assurance can be given that dividends will be declared or paid in the future.

Holders

As of September 23, 2022, there were 71,822,753 shares of Common Stock issued and held by approximately 1,000 shareholders of record. As of September 23, 2022, there were 5,200,000 shares of Series A Preferred Stock issued and outstanding held by one shareholder of record. As September 23, 2022, there were 100,000 Series B Preferred Share issued and outstanding held by 3 holders; As of September 23, 2022, there were 2,613,375 Series C Preferred Shares issued to 10 Shareholders; and there were 18,236 Series D Preferred Shares issued and outstanding to 3 shareholders.

During the year ended May 31, 2022, and May 31, 2021, the Company issued 2,581,592 and 368,593 common shares, respectively, in exchange for financing and services provided by select individuals and or vendors. The shares were issued at prices ranging from $0.07 to $0.156 per share.

Also, on February 4, 2022, we issued shares of common stock and Series C preferred shares to our Former Management at par value in exchange for services provided. The following table summarizes the shares issued to the Former Management. The difference between the fair value of the shares acquired and the acquisition price has been recognized as officers’ compensation in the statement of operations for the year ended May 31, 2022:

	Number of Shares Acquired			Acquisition Price		Common Stock	Compensation		Common Stock
	Common Stock	Series C Preferred	Consideration Shares	Common Stock	Series C Preferred	Consideration Shares	Common Stock	Series C Preferred	Consideration Shares	Total
Robert Gunther	2,678,672	327,393	654,786	$2,678	$327	$—	$204,115	$327,066	$50,549	$581,731
John Romagossa	2,815,279	344,090	688,180	$2,815	$344	$—	$214,525	$343,746	$53,127	$611,398
Fernando Leonzo	3,019,602	369,062	738,124	$3,020	$369	$—	$230,093	$368,693	$56,983	$655,769
Mahmood Kahn	3,989,624	487,621	975,242	$3,990	$486	$—	$304,009	$487,135	$75,289	$866,433
	12,503,177	1,528,166	3,056,332	$12,503	$1,526	$—	$952,742	$1,526,640	$235,949	$2,715,331

A portion of the total compensation was allocated to payment of accrued officer compensation for prior years reflected on the books, and the balance was charged to current compensation.

Dividends

We have never declared any cash dividends with respect to our Common Stock. Future payment of dividends is within the discretion of the Board of Directors and will depend on earnings, capital requirements, financial condition and other relevant factors. Although there are no material restrictions limiting or that are likely to limit, our ability to pay dividends on our Common Stock, we presently intend to retain future earnings, if any, for use in our business. We have no present intention to pay cash dividends on our Common Stock.

Recent Sales or Issuances of Unregistered Securities

During the fiscal year ended May 31, 2022, we issued the following equity:

Preferred Stock

A total of 4 million shares of Series A Preferred Stock were issued to Charles O. Scott as part of the acquisition of the CareClix Group of companies. The other outstanding Series A Preferred shares were cancelled and reissued to Mr. Scott as part of the acquisition of the CareClix Group of companies. Mr. Scott currently holds all 5,200,000 of the issued and outstanding Series A Preferred stock.

A total of 2,393,375 Series C Preferred shares were issued in the year ended May 31, 2022, all of which were issued at $1.00 per shares except for the shares issued to Former Management, which were issued at $0.001 per share. On January 14, 2022, 50,000 Series C Preferred shares were converted into 525,000 common shares. During June 2022, 20,000 Series C Preferred shares were cancelled.

Additional shares of common stock, referred to as “Consideration Shares” were issued to Former Management based on the initial Series C shares issued to them.

Common Stock:

The following shares of common stock were issued during the fiscal year ended May 31, 2022:

# of Shares	Reason
572,727	Chill Grp Contingency shares
5,822,063	Consideration shares
1,431,012	Services
15,784,793	Debt Settlement
650,000	Legal Settlement
525,000	Preferred C Conversion
13,000,000	SA Acquisition
12,503,177	Stock Purchase
50,288,772	Total

Included in the above, the following shares were issued to related parties during the year ended May 31, 2022:

# of Shares	Holder
3,757,726	Fernando Leonzo
4,391,571	John Romagosa
152,500	Juan Romagosa**
5,486,866	Mahmood Khan
183,000	Pirjo J. Polario Khan*
3,333,458	Robert Gunther
17,305,121	Total

* Pirjo J. Polario Khan is the spouse of Mahmood Khan

** Juan Romagosa is the father of John Romagosa

During the year ended May 31, 2022, 8,014,695 shares common stock were cancelled, of which, 7,974,695 shares of common stock were cancelled as a result of the SA Stock Purchase and Mutual Release Agreement.

There were 29,548,676 shares of our common stock issued and outstanding at May 31, 2021 and 71,822,753 shares issued at May 31, 2022 and at the date of this report.

ITEM 6. SELECTED FINANCIAL DATA

Not applicable.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. As described at the beginning of this Annual Report on Form 10-K, our actual results could differ materially from those anticipated in these forward-looking statements. Factors that could contribute to such differences include those discussed at the beginning of this Report, below in this section and in the section above entitled “Risk Factors.” You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date of this Report, or to reflect the occurrence of unanticipated events. You should read the following discussion and analysis in conjunction with our consolidated financial statements and the accompanying notes thereto included elsewhere in this Report.

CURRENT OPERATIONS

With the termination of the CareClix Companies’ acquisition at May 31, 2022, we have no current operations at May 31, 2022.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make judgments, assumptions and estimates that affect the amounts reported in our financial statements and accompanying notes. The condensed financial statements included in this Report include the financial results of Life on Earth, Inc. for the full fiscal year ended May 31, 2022. The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, or if management made different judgments or utilized different estimates. Many of our estimates or judgments are based on anticipated future events or performance, and as such are forward-looking in nature, and are subject to many risks and uncertainties, including those discussed below and elsewhere in this Report. We do not undertake any obligation to update or revise this discussion to reflect any future events or circumstances. There are certain critical accounting estimates that we believe require significant judgment in the preparation of our consolidated financial statements. We have identified below our accounting policies that we use in arriving at key estimates that we consider critical to our business operations and the understanding of our results of operations. This is not a complete list of all of our accounting policies, and there may be other accounting policies that are significant to us. For a detailed discussion on the application of these and our other accounting policies, see Note 1 to Consolidated Financial Statements of this Report.

Revenue Recognition

We recognize revenue under ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASC 606”). The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. We only apply the five-step model (as described in Note 1 to the Consolidated Financial Statements of this Report) to contracts when it is probable that we will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer.

We recognize when the promised goods or services are transferred to the customer. The amount of revenue recognized should equal the total consideration expected to be received in return for the goods or services. ASC 606 creates a five-step approach that should be applied when determining the amount and timing of revenue recognition:

• Step 1: Identify the contract with a customer

• Step 2: Identify the performance obligations in the contract

• Step 3: Determine the transaction price

• Step 4: Allocate the transaction price to the performance obligations in the contract

• Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price of acquired businesses over the estimated fair value of the identifiable net assets acquired. Goodwill and other intangibles are reviewed for impairment annually or more frequently when events or circumstances indicates that the carrying value of a reporting unit more likely than not exceeds its fair value. The goodwill impairment test is applied by performing a qualitative assessment before calculating the fair value of the asset. If, on the basis of qualitative factors, it is considered more likely than not that the fair value of the asset is greater than the carrying amount, further testing of goodwill for impairment is not required. If the carrying amount of the asset exceeds the asset’s fair value, an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that asset. Identifiable intangible assets acquired in business combinations are recorded at the estimated acquisition date fair value. Finite lived intangible assets are amortized over the shorter of the contractual life or their estimated useful life using the straight-line method, which is determined by identifying the period over which the cash flows from the asset are expected to be generated.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on our operations or financial position. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

LIQUIDITY AND CAPITAL RESOURCES

Several conditions and events may cast substantial doubt about our ability to continue as a going concern. We have incurred net losses from inception of more than $23,000,000, have no cash or operating assets and require additional financing on an ongoing basis to engage in business. We had negative working capital of more than $1,700,000 as of May 31, 2022.

For the fiscal year ended May 31, 2022, our consolidated loss from operations was $1,988,237, which included officers’ compensation expense of $1,545,526 to our Former Management.

Our future capital requirements will depend on numerous factors including, but not limited to, continued progress in finding business opportunities. We have experienced recurring losses from operations and negative cash flows from operating activities to date, but all of the unsuccessful prior operations have now been closed. This situation creates uncertainties about our ability to execute our business plan, finance operations, and indicated substantial doubt in the past about our ability to continue as a going concern.

CASH FLOW

Our primary sources of liquidity have been cash from sales of common and preferred shares, the issuance of convertible promissory notes and from lines of credit. And the advance of more than $120,000 from the CareClix Companies, represented by a promissory note.

WORKING CAPITAL

As of May 31, 2022, the Company had total current assets of $0 as compared to $113,656 as of May 31, 2021, and total current liabilities of $1,703,942 as compared to $9,881,134 as of May 31, 2021. As of May 31, 2022, we had negative working capital of $1,703,942 as compared to $9,767,478 as of May 31, 2021. The decrease in negative working capital during the year ended May 31, 2022, related, primarily to the decrease in the accrued cost of the acquisition of Smart Axiom of approximately $5,044,127. In addition, there was a decrease in current assets in 2022 compared to 2021 of $113,656.

RESULTS OF OPERATIONS

FOR THE YEARS ENDED MAY 31, 2022 and 2021

Revenues

The Company recorded sales from continuing operations for the year ended May 31, 2022 of approximately $0 as compared to $0 during 2021.

Cost of Goods Sold and Gross Profit

Gross profit during the year ended May 31, 2022, was approximately $0 as compared to $0 for the year ended May 31, 2021.

Operating Expenses

Operating expenses from continuing operations were approximately $1,948,000 for the year ended May 31, 2022 as compared to $664,000 for the year ended May 31, 2021. The increase in operating expenses of approximately $1,285,000 resulted primarily from an increase in officers’ compensation of $1,361,000 and increased professional fees of $60,000.

 Other Expense

During the year ended May 31, 2022, the Company recorded interest and finance costs from continuing operations of $502,832, as compared to $423,546 during the year ended May 31, 2021. The interest and finance costs incurred by the Company reflect the cost of the debt incurred by the Company to finance operations. During the year ended May 31, 2022, the Company recorded a credit for the change in the fair value of contingent consideration of $352,227 as compared to a charge for the change in the fair value of contingent consideration by $357,955 during the year ended May 31, 2021, related to the acquisition of JCG, which arose from the measurement of LFER stock on the 12-month anniversary of the acquisition and subsequent Balance Sheet reporting dates. During the year ended May 31, 2022, the Company recorded a credit change in the fair value of derivative liability of $110,588 as compared to $36,127 during the year ended May 31, 2021.

Net Loss

The Company recorded a net loss for the year ended May 31, 2022, of $4,605,717 which was an increase from a net loss of $1,434,073 for the year ended May 31, 2021. In addition to the above factors, during the year ended May 31, 2022, the Company recorded a loss on discontinued operations of $1,221,091 during 2022 as compared to $25,135 during 2021, and, during the year ended May 31, 2022, the Company recorded a loss on the sale of a subsidiary of $1,135,279, related to the sales of SA and a loss on the disposal of subsidiaries of $261,110 related to the disposal of VK and JCG.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

As a “Smaller Reporting Company”, the Company is not required to provide this information.

ITEM 8. FINANCIAL STATEMENTS

The audited financial statements are included beginning immediately following the signature page to this report. See Item 15 for a list of the financial statements included herein.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

ITEM 9A. CONTROLS AND PROCEDURES

We maintain a system of disclosure controls and procedures that are designed to ensure that information required to be disclosed by is in the reports we file or submit under the Act is recorded, processed, summarized, and reported within the time periods specified in the Commission’s rules and forms, and to ensure that such information is accumulated and communicated to our management, including our Chief Executive Officer and our Principal Accounting Officer, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure.

Our management, including our Chief Executive Officer and Principal Accounting Officer, or persons performing similar functions, as appropriate does not expect that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) (“Disclosure Controls”) will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. We monitor our Disclosure Controls and make modifications as necessary; our intent in this regard is that the Disclosure Controls will be modified as systems change, and conditions warrant.

As of May 31, 2022, we carried out an evaluation, under the supervision and with the participation of our principal executive officer and our principal accounting officer or persons performing similar functions, as appropriate, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on this evaluation, we have concluded that our disclosure controls and procedures were not effective as of the end of the period covered by this report.

The determination that our disclosure controls and procedures were not effective as of May 31, 2022 is a result of inadequate staffing and supervision within our Company and failure to adhere to corporate governance policy and applicable corporate law. The Company plans to expand its accounting and operations staff as the business of the Company expands, to appoint Audit and Corporate Governance Committees of our Board made up of independent Board members, and to review all corporate governance policies.

MANAGEMENT’S REPORT ON INTERNAL CONTROLS OVER FINANCIAL REPORTING

CHANGES IN INTERNAL CONTROLS OVER FINANCIAL REPORTING

There have been no changes in our internal controls over financial reporting during the year1 ended May 31, 2022, that have materially affected or are reasonably likely to materially affect our internal controls.

ITEM 9B. OTHER INFORMATION

Change in Management

As part of the proposed acquisition of the CareClix Companies, including the letter of intent in November 2021, the Stock Purchase Agreement of December 17, 2021, the Management Operating Agreement of December 31, 2021 and thereafter through March 2022, the principal officers and management of the CareClix Companies and our former management, discussed and agreed that following the acquisition, the CareClix Companies would continue to be managed and operated by the CareClix management team but with the additional assistance and advice of our former management; and that we would be managed and controlled by a new combined management team of seven directors, initially including our four Former Managements and three new directors nominated by the CareClix Companies, The acquisition agreements expressly provided for this structures, as well as the change of control of Life on Earth, Inc. by the issuance of 260 million common shares to the former CareClix Holdings shareholders, with transition voting control transferred at the December 31, 2021 Interim Closing by the issuance of 4,000,000 Series A Preferred stock to Charles Scott and the transfer of the then outstanding Series A Preferred stock held by the four former directors, to Mr. Scott. It was also represented that two of the four former directors would be resigning to pursue other matters within 45 days but would remain available on a consulting basis to assist with the transition and to support the growth of the new virtual health operations. Resignations of these two directors and officers was not an express condition of the Interim Closing but surrender of the Series A Preferred stock held by them in that time period was an express condition.

Unknown to the CareClix Companies management, our four former directors voted on December 30, 2021, as the then four sole members of our Board of Directors, to issue our common shares to themselves in payment and discharge of accrued compensation of more than $2,500,000, and authorized the issue of 12,503,177 common shares and 1,528,166 Series C Preferred shares, both at par value, $0.001 per shares, with an additional 3,0586,332 common shares issued as “consideration shares” for the preferred, issued for no consideration.. This action resulted in the total issued shares of common stock to increase by 15,559,509 shares, an increase of approximately 33%. This action was not disclosed to CareClix Companies management before the Interim Closing of the acquisition on December 31, 2022 for the common shares was $0.10 per share and the Series C Preferred shares were being offered and sold to the public concurrently at $1.00 per share

Although the Form 8-K makes reference to an “agreement” “effective February 4, 2022”, to undertake this stock issue, the only documentation is a copy of minutes of a Board of Directors meeting approving the issuance on December 30, 2021. This stock issue and resulting compensation was reported in the Form 10-Q report for the quarter ended February 28, 2022, signed by or on behalf of the former directors as follows:.

Accounting for Equity Awards

The cost of services received in exchange for an award of equity instruments related to employees and non-employees is based on the grant-date unadjusted fair value of the award and allocated over the requisite service period of the award.

Shares of common stock issued for services

The Company issues shares of common stock in exchange for financing and services provided by select individuals and or vendors. During the year ended May 31, 2022, and 2021 the Company issued 2,581,592 and 0 shares, respectively. The shares were issued at prices ranging from $0.07 to $0.156 per share.

Also, on February 4, 2022, the Company issued shares of common stock and Series C preferred shares to members of the Board of Directors at par value in exchange for services provided. The following table summarizes the shares issued to the members of the Board of Directors. The difference between the fair value of the shares acquired and the acquisition price has been recognized as officers’ compensation in the statement of operations for the year ended May 31, 2022:

	Number of Shares Acquired			Acquisition Price		Common Stock	Compensation		Common Stock
	Common Stock	Series C Preferred	Consideration Shares	Common Stock	Series C Preferred	Consideration Shares	Common Stock	Series C Preferred	Consideration Shares	Total
Robert Gunther	2,678,672	327,393	654,786	$2,678	$327	$—	$204,115	$327,066	$50,549	$581,731
John Romagossa	2,815,279	344,090	688,180	$2,815	$344	$—	$214,525	$343,746	$53,127	$611,398
Fernando Leonzo	3,019,602	369,062	738,124	$3,020	$369	$—	$230,093	$368,693	$56,983	$655,769
Mahmood Kahn	3,989,624	487,621	975,242	$3,990	$486	$—	$304,009	$487,135	$75,289	$866,433
	12,503,177	1,528,166	3,056,332	$12,503	$1,526	$—	$952,742	$1,526,640	$235,949	$2,715,331

As noted, the shares were issued in payment of accrued salaries and compensation of $2,061,676, with the excess of the fair value of the shares over the issuance price recorded as additional current compensation. At the time the shares were issued in February 2022, the closing market price of our common shares was $0.077 and the shares of Series A Preferred stock were then offered and sold at $1.00 per share, plus 10 common shares as “consideration shares” and an annual dividend of $0.10 per share.

In addition to issuance of common and Series C Preferred shares to themselves at par value, the four former directors refused to issue the Series A Preferred as agreed to transfer control of the Company, refused and failed to resign as directors as agreed, and otherwise defaulted on the terms of the CareClix Companies’ acquisition. Following multiple discussions, of these and other actions concerning to new management, the four former directors agreed to resign as officers and directors, but only if certain new conditions were first agreed to and completed by the Company.

In late April 2022, the four former directors and officers all were terminated by action of the remaining Board of Directors and majority vote of the shareholders, as provided by Delaware law. Following their termination, the four individuals then failed and refused to turn over corporate records, files and access to vendors and creditors, resulting in our inability to complete a timely audit of our financial records for the year ended May 31, 2022.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers and Directors

Below are the names and certain information regarding our current and former executive officers and directors during fiscal year ended May 31, 2022:

Name	Age	Title	Date first appointed	Date of Termination
Fernando Leonzo	50	Former Chairman and Director	April 15, 2013 (inception)	April 26, 2022

Robert Gunther	72	Former Chief Operations Officer, Treasurer, Secretary and Director	April 15, 2013 (inception)	April 29, 2022

John Romagosa	42	Former President and Director	October 10, 2014	April 26, 2022

Mahmood Khan	70	Former CEO and Director	July 1, 2021	April 29, 2022

Charles O. Scott	68	Chairman and CEO	January 1, 2022 as Director	Current

S. John Korangy, MD	50	President and Director	January 1. 2022 as Director	Current

Directors are elected to serve until the next annual meeting of stockholders, unless removed, and until their successors are elected and qualified. Biographical information of each current officer and director is set forth below.

Fernando Leonzo, was our Chairman of the Board of Directors since April, 2014, and was a founder. He was terminated as an officer and director in April 2022.

Robert Gunther, the former Chief Operations Officer, Treasurer and Director since April, 2014, was a founder of the Company since its inception in April of 2013. He was terminated as an officer and director in April 2022.

John Romagosa, former President and Director since October 2014. He was terminated as an officer and director in April 2022.

Mahmood Khan – former CEO, Director from February, 2021 and Director from June, 2021. He was terminated as an officer and director in April 2022.

Charles O. Scott. Considered by many to be a living legend in the life insurance sales industry, Scott grew from a one-man insurance agent into a multi-million-dollar start-up incubator of insurance agents who have produced an estimated hundreds of millions of life insurance premium over a 40 plus year career. His agency began working with Globe Life, Inc., in 1992 and, in his honor, the annual top Master General Agent Award at Globe Life is named the “Charles O. Scott MGA” award. With his insurance firm established and well run by his loyal and experienced team, Scott began to invest his time and money into the health and wellness industries. He has led many entrepreneurial efforts in the health and wellness space as investor, director, or CEO. He is currently focused on the improvement virtual care can make in patient safety and healthcare equity. Scott graduated University of Virginia where he studied sociology and economics and was a founding member of Phi Beta Sigma Chapter. He lives with his family in Alexandria, VA. He currently serves on the board of directors of the Company.

S. John Korangy, MD, MPH, DABR is a board-certified, fellowship-trained neuroradiologist and a pioneer in virtual care delivery. As a founder of CareClix he developed one of the most robust virtual health platforms in the world with the goal of improving access to quality, cost effective health care services for patients. Doctor Korangy received his medical degree and Masters in Public Health from George Washington University, then completed his residency and his neuroradiology fellowship at Georgetown University Medical Center. Prior to founding CareClix, he served as Chief Medical Officer and Department Chairman for United Radiology Services, a large radiology practice where he was able to successfully implement a teleradiology program across multiple facilities and hospital while serving as Department Chairman of Good Samaritan Hospital as well. He has chaired and served on numerous industry-advancing boards and committees in hospitals, medical groups, and medical societies.

Considered a pioneer in virtual health, he has helped formulate standards and guidelines for the practice of telemedicine and has authored papers on telemedicine and the implementation of virtual health on a global basis. Dr. Korangy speaks nationally about utilizing and deploying virtual health across the practice of medicine. Lives with his family in Potomac, MD. He currently serves on the board of directors of the Company.

Jeffry Hollis, CPA. Controller and Secretary/Treasurer has served as Managing Partner at Industrial Health – a group of physical therapy clinics serving the injured worker community around Washington, D.C. and Richmond, Virginia. He also served as CEO of medical practices such as Blue Ridge Orthopedic & Spine Center for over 20 years. Mr. Hollis attended the United States Military Academy at West Point before going on to earn a BBA in Marketing and an MBA in Finance from James Madison University. He is best known for his charity work. Mr Hollis founded the Blue Ridge Orthopedic Foundation and continues to serve as board member, advocate, leader and volunteer to a broad range of charities. He lives with his wife, and they share time between Oaktown, Virginia and Ft Lauderdale, Florida.

Additional management functions are currently provided by independent consultants, who are not directors or officers of the Company.

We have not yet established any committees of the Board of Directors. The Company plans to form an Audit Committee, a Compensation Committee and a Governance Committee of the Board of Directors, with appropriate charters, as soon as possible. The independent directors will also conduct an inquiry into the ethics and potential misconduct of the former board members. We do not have a nominating committee or a nominating committee charter. Our two directors perform all functions that would otherwise be performed by committees.

Additional management functions are currently provided by independent consultants, who are not directors or officers of the Company.

Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, no security holders have made any such recommendations.

Code of Ethics

We have adopted a written code of ethics (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We believe that the Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. To request a copy of the Code of Ethics, please make written request to our Company at 1270 N. Wickham Road, Suite 13A-1019, Melbourne, FL 32935

Compliance with Section 16(a) of the Exchange Act

Our Common Stock is not registered pursuant to Section 12 of the Exchange Act. On July 7, 2015, our common stock became registered pursuant to section 12g of the exchange act. Accordingly, our officers, directors and principal shareholders are subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act. Based solely on a review of the copies of these reports furnished to us from our directors and executive officers with respect to our Fiscal Year 2022, we are aware that no required Section 16 reports were filed as required.

 ITEM 11. EXECUTIVE COMPENSATION

 The following table sets forth information concerning the total compensation paid or earned and accrued by each of our named executive officers (as defined under SEC rules) for the fiscal year ended May 31, 2022, 2021 and 2020

Summary Compensation Table for Fiscal Years Ended May 31, 2022, 2021 and 2020

Name/Position	Year	Salary	Bonus	Equity	All	Total
				Awards	Other	Compensation
Fernando Leonzo[1]	2022	$—	$—	$—	$655,769	$655,769
Former Chairman	2021	$30,000	$—	$—	$—	$30,000
	2020	$200,000	$—	$—	$24,000	$224,000

Robert Gunther[1]	2022	$—	$—	$—	$581,731	$581,731
Former Director,	2021	$30,000	$—	$—	$—	$30,000
COO, Sec/Treas	2020	$150,000	$—	$—	$24,000	$174,000

John Romagosa[1]	2022	$—	$—	$—	$611,398	$611,398
Former Director	2021	$30,000	$—	$—	$—	$30,000
and President	2020	$180,000	$—	$—	$24,000	$204,000

Mahmood Khan[1]	2022	$—	$—	$—	$866,433	$866,433
Former Director	2021	$95,000	$—	$—	$—	$95,000
and CEO	2020	$—	$—	$—	$—	$—

Charles Scott[2]	2022	$—	$—	$—	$—	$—
Chair, CEO	2021	$—	$—	$—	$—	$—
	2020	$—	$—	$—	$—	$—

S. John Korangy, MD2	2022	$—	$—	$—	$—	$—
Director, President	2021	$—	$—	$—	$—	$—
	2020	$—	$—	$—	$—	$—

Jeffry Hollis, CPA	2022	$—	$—	$—	$—	$—
Controller, Principal	2021	$—	$—	$—	$—	$—
Accounting Officer	2020	$—	$—	$—	$—	$—

[1]	Mister Leonzo, Mr. Gunther, Mr. Romagosa and Mr. Khan were all terminated as officers and directors in late April, 2022 by action of the remaining Board of Directors and a majority vote of shareholders, See, Item 9B Change of Management.

[2]	Mister Scott and Dr. Korangy became directors effective January 1, 2022 and became officers (Chairman and President, respectively) on May 2, 2022. Mr. Scott also is majority voting shareholder. They receive no compensation from the Company or the CareClix Companies.

[3]	Mr. Hollis serves as Controller of the CareClix Companies and is compensated by them. For the period from January 1 to May 31, 2022, he received a total of $42,306 in compensation from rhe CareClix Companies.

The Company has no stock-based option plans in place and has never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Employment Agreements

Mahmood Khan was the CEO of LFER. He had an “at will” contract with a base salary of $285,000 per year. He was terminated in late April 2022.

There are no other employment agreements; however, the Company anticipates entering into more employment agreements with key management positions as the Company grows. The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions. We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

Outstanding Equity Awards at Fiscal Year-End

As of May 31, 2022, and 2021, there were no outstanding options or warrants to purchase, or other instruments convertible into, common equity of the Company, related to equity awards.

 Director Compensation

The Company plans to create an Independent Compensation committee, reporting to the Board, with a compensation schedule for both Independent Board members as well as Executives of the Company.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock known by us as of May 31, 2022, by

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•	each director;

•	each named executive officer; and

•	all directors and executive officers, as a group

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent such power may be shared with a spouse.

Name and address of beneficial owner[1]	Amount of beneficial ownership[2]	Percent of class[3]
Fernando Leonzo, Former Director & Officer	4,517,726	6.29
Robert Gunther, Former Director & Officer	3,513,458	4.89
John Romagosa, Former Director & Officer	6,318,738	8.80
Mahmood Khan, Former Director & Officer	9,476,490	13.19
Charles Scott[4], Chair and CEO	—	—
John Korangy[5], Director and President	—	—
Jeffry Hollis, Controller	—	—
All directors and officers, as a group[6]	23,816,412	33.17
Shircoo, Inc. 2350 E. Allview Terrace Los Angeles, CA 90068	14,084,334	19.61

1 The address of the former directors known to the Company is 1345 6th Ave. 2nd Floor, New York, NY 10015. Although all

1 The address of the former directors known to the Company is 1345 6th Ave. 2nd Floor, New York, NY 10015. Although all were terminated in late April 2022, they are considered to be an affiliated group.

The address for the current officers and directors is c/o the Company at 1270 N. Wickham Road, Suite 13A, No. 1012, Melbourne, FL 32935

2 Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

3 The percent of class is based on 71,822,753 shares of common stock issued as of May 31, 2022, plus 5,663,866 shares beneficially owned from the conversion of debt.

4 Mr. Scott holds 5,200,000 shares of Series A Preferred stock, which represents voting control of the Company.

5 Dr. Korangy currently holds no stock in the Company.

6 The current officers and directors, as a group, currently hold no shares of common stock. Former management, as an affiliated group, hold 23,816,412 common shares, representing 33.17 % of common stock issued.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 10,000,000 shares of Preferred Stock, $0.001 par value. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Delaware Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established.

The Board of Directors may exercise this authority by adopting a resolution setting forth the designation of each series and the number of shares therein and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Series A Preferred Stock

We have designated 5,200,000 shares of Series A Preferred Stock, par value $0.001 per share. We have 5,200,000 shares of Series A Preferred Stock issued and outstanding. Held by one shareholder

The Series A Preferred Stock does not have liquidation preferences. The Series A Preferred Stock has 60:1 voting rights, with each share possessing 60 votes. Series A Preferred shares are not convertible and do not pay dividends.

Series B Preferred Stock

We have designated 100,000 shares of Series B Preferred Stock, par value $0.001 per share.

As of May 31, 2022, 100,000 shares of our Series B Preferred Stock are issued and outstanding. The Series B Preferred Stock does not have liquidation preferences. The Series B Preferred Stock has no voting rights except to the extent it is converted into Common Stock. The holders of Series B Preferred Stock are entitled to a 10% annual cash dividend paid quarterly.

Series C Preferred Stock

We have designated 2,613,375 shares of Series C Preferred Stock, par value $0.001 per share. As of May 31, 2022, 2,613,375 Series C Preferred shares were issued. However, 1,528,166 of these shares issued to former directors were issued at par value ($0.001 per share) when the public offer price was $1.00 per share. The issuance is considered to be without adequate or for no consideration. Any Series C Preferred shares issued for consideration received of less than $1.00 per share will be considered not validly issued and not outstanding.

 The Series C Preferred Stock does not have liquidation preferences. The Series C Preferred Stock has no voting rights except to the extent that it is converted into common stock. The holders of Series C Preferred Stock are entitled to a 10% annual cash dividend paid quarterly.

Series D Preferred Stock

We have designated 16,236 shares of Series D Preferred Stock, par value $0.001 per share. As of May 31, 2022, 16,236 shares of our Series D Preferred Stock are issued and outstanding.

The Series D Preferred Stock does not have liquidation preferences. The Series D Preferred Stock has no voting rights except to the extent converted into Common Stock. Each share of the Series D preferred stock converts into 10 shares of common stock. The Series D Preferred Stock pays no dividend.

Warrants outstanding

None as of May 31, 2022.

Securities Authorized For Issuance Under Equity Compensation Plans

We have not adopted any Equity Compensation Plans as of May 31, 2022.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The current officers and directors of the Company are involved in other business activities and may, in the future, become involved in additional business opportunities. Currently there are no employment contracts with the members of the management team. If a specific business opportunity becomes available, such person(s) may face a conflict in selecting between our business interest and their other business interests. The policy of the Board is that any personal business or corporate opportunity acquired by an officer or Director must be examined by the Board and turned down by the Board in a timely basis before an officer or Director can engage or take advantage of a business opportunity which could result in a conflict of interest.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to (and we do not) have our Board of Directors comprised of a majority of “Independent Directors.”

Our Board of Directors has considered the independence of its directors in reference to the definition of “independent director” established by the NASDAQ Marketplace Rule 5605(a)(2). In doing so, the Board of Directors has reviewed all commercial and other relationships of each director in making its determination as to the independence of its directors.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Effective March 16, 2020, our Board of Directors appointed Boyle CPA LLC (“Boyle”) as our independent registered public accounting firm, to audit our financial statements for the years ended May 31, 2022 and 2021.

The aggregate fees billed to the Company for services rendered in connection with the years ended May 31, 2022 and 2020 are set forth in the table below:

Fee category	2022	2021
Audit fees (1)	50,000	$45,000
Audit related (2)	15,000	15,000
Tax fees	—	—
Total fees	65,000	$60,000

___________

(1)	Audit fees consist of fees incurred for professional services rendered for the audit of financial statements, for reviews of our interim financial statements included in our quarterly reports on Form 10-Q, Form 10-K and for services that are normally provided in connection with statutory or regulatory filings or engagements. Audit fees do not include any fees for the audit of the CareClix Companies, as part of the anticipated acquisition which has now been abandoned. Any audit fees for the CareClix Companies will be billed to and paid by the CareClix Companies.
(2)	Audit related fees consist of fees incurred for professional services related to the acquisition audit of SmartAxiom, Inc.

Audit Committee’s Pre-Approval Practice

We currently do not have an audit committee. Our board of directors has approved the services described above.

PART IV - FINANCIAL INFORMATION

Boyle CPA, LLC

Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Life on Earth, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Life on Earth, Inc. (the “Company”) as of May 31, 2022 and 2021, the related statements of operations, stockholders’ deficiency, and cash flows for each of the two years in the period ended May 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended May 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s continuing operating losses, negative working capital and negative cash flows from operating activities raise substantial doubt about its ability to continue as a going concern for a period of one year from the issuance of the consolidated financial statements. Management’s plans are also described in Note 2. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Accounting for the Smart Axiom, Inc. (“SA”) Acquisition

As discussed in Note 5 to the consolidated financial statements, on May 2, 2022, the Company entered into a stock purchase agreement with SmartAxiom, Inc. (“SA”) and its shareholders providing for the Company to purchase of all the outstanding common stock shares of SA. The Agreement was supplemented by First and Second Addendum Agreements, dated April 30, 2021, and May 11, 2021, respectively. The total purchases price was $5,044,127, based upon the fair value of the common and preferred stock to be issued and the earn out provisions. The Company allocated this fair value to the assets and liabilities, with $5,177,643 allocated to capitalized software, patents, and customer lists. The Company estimated the useful lives of these intangible assets to be five years.

We identified the accounting considerations and related valuations as a critical audit matter. The principal considerations for our determination were the accounting and valuation considerations in determining the valuation of the consideration given, the allocation of the purchase price to the acquired assets and liabilities, and the subsequent valuation of the acquired intangible assets. Auditing these elements is especially challenging and requires auditor judgement due to the nature and extent of audit effort required to address these matters, including the extent of specialized skill or knowledge needed.

Our audit procedures related to the acquisition and disposition of SA, included the following, among others: (1) evaluating the relevant terms and conditions of the acquisition agreement, (2) assessing the valuation of the consideration given by the Company and the allocation of the fair value to the assets and liabilities of SA, (3) independently assessing the valuations determined by Management, and (4) recomputing the carrying values of the acquired intangible assets.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2020

331 Newman Springs Road	P (732) 822-4427
Building 1, 4th Floor, Suite 143	F (732) 510-0665
Red Bank, NJ 07701

Life On Earth, Inc.
Consolidated Balance Sheets

	May 31,	May 31,
	2022	2021
ASSETS
Current Assets
Other current receivable	—	70,000
Current assets of discontinued operations	—	43,656
Total current assets	—	113,656

Other Assets
Other assets of discontinued operations	—	5,105,687
	—
Total Assets	$—	$5,219,343

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
Accounts payable and accrued expenses	$458,621	$914,774
Accrued dividends payable on preferred shares	158,000	9,750
Accrued contingent liability due related parties	111,225	1,144,354
Convertible Note payable to L & H, Inc.	176,239	110,000
Accrued contingent liability for the purchase of Smart Axion	—	5,044,127
Contingent liability	—	415,227
Derivative liability	—	110,588
Note payable	30,000	30,000
Notes payable - due to CareClix, Inc.	108,258
Notes payable - related party, net of unamortized deferred financing costs of $15,522 and $0 as of May 31, 2022 and May 31, 2021, respectively	112,076	58,491
Convertible notes payable, net of unamortized deferred financing costs of $6,157 and $29,633 as of May 31, 2022 and May 31, 2021, respectively	549,523	1,822,964
Current liabilities of discontinued operations	—	220,860
Total current liabilities	1,703,942	9,881,134

Total Liabilities	1,703,942	9,881,134

Commitments and contingencies

Stockholders' Deficiency
Preferred stock, $0.001 par value; 10,000,000 shares authorized,
Series A Preferred Stock, 5,200,000 and 1,200,000 shares issued and outstanding as of May 31, 2022 and May 31, 2021, respectively	5,200	1,200
Series B Preferred Stock, 100,000 and 100,000 shares issued and outstanding as of May 31, 2022 and May 31, 2021, respectively	100	100
Series C Preferred Stock, 2,613,375 and 290,000 shares issued and outstanding as of May 31, 2022 and May 31, 2021, respectively	2,614	290
Series D Preferred Stock, 16,236 and 210,000 shares issued and outstanding as of May 31, 2022 and May 31, 2021, respectively	16	210
Common stock, $0.001 par value; 500,000,000 shares authorized, 71,822,753 and 29,548,676 shares issued and outstanding as of May 31, 2022 and May 31, 2021, respectively	71,822	29,549
Treasury stock	—	—
Additional paid-in capital	21,457,379	13,942,216
Accumulated deficit	(23,241,073)	(18,635,356)
Total Stockholders' Deficiency	(1,703,942)	(4,661,791)

Total Liabilities and Stockholders' Deficiency	$—	$5,219,343

The accompanying notes are an integral part of these consolidated financial statements.

Life On Earth, Inc.
Consolidated Statements of Operations

	For the year ended May 31,
	2022	2021

Sales	$—	$—
Cost of goods sold	—	—
Gross profit	—	—

Expenses:
Professional fees	380,274	319,955
Officers’ compensation	1,545,526	185,000
Salaries and benefits	—	16,935
General and administrative	22,421	62,402
Amortization	—	79,272
Total expenses	1,948,221	663,564

Loss from operations	(1,948,221)	(663,564)

Other income and (expenses):
Change in fair value of contingent consideration	352,227	(357,955)
Change in fair value of derivative liability	110,588	36,127
Interest and financing costs	(502,832)	(423,546)

Loss from continuing operations	(1,988,237)	(1,408,938)
Loss on discontinued operations	(1,221,091)	(25,135)
Loss on sale of subsidiary	(1,135,279)	—
Loss on disposal of subsidiaries	(261,110)	—

Net loss	$(4,605,717)	$(1,434,073)

Basic and diluted loss per share from continuing operations	$(0.03)	$(0.07)

Basic and diluted loss per share on discontinued operations	$(0.04)	$(0.00)

Basic and diluted weighted average number
of shares outstanding	58,393,543	21,123,838

The accompanying notes are an integral part of these consolidated financial statements.

Life On Earth, Inc.
Cosolidated Statements of Stockholders' Deficiency
For the years ended May 31, 2022 and May 31, 2021

	Series A Preferred		Series B Preferred		Series C Preferred		Series D Preferred		Common Stock		Additional	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid in capital	Deficit	Deficiency

Balance - June 1, 2020	1,200,000	$1,200	—	$—	—	$—	—	$—	13,081,380	$13,081	$12,901,158	$(17,201,283)	$(4,285,844)

Sale of Series B preferred shares			100,000	100							99,900		100,000
Sale of Series C preferred shares					290,000	290					289,710		290,000

Issuance of Series D preferred shares							210,000	210			(210)		—
Issuance of common shares for convertible debt									14,801,203	14,801	486,969		501,770
Issuance of common shares for finance costs related to convertible debt									1,297,500	1,298	136,615		137,913
Issuance of common shares for services									368,593	369	28,074		28,443
Net loss	—	—	—	—	—	—	—	—				(1,434,073)	(1,434,073)

Balance - May 31, 2021	1,200,000	$1,200	100,000	$100	290,000	$290	210,000	$210	29,548,676	$29,549	$13,942,216	$(18,635,356)	$(4,661,791)

Issuance of Series A Preferred shares for CareClix Acquisition	4,000,000	4,000											4,000
Sale of Series C preferred shares					138,485	139					158,341		158,480
Issuance of Series C preferred shares for convertible debt					706,724	707					686,038		686,745
Conversion of Series C Preferred shares to Common					(50,000)	(50)			525,000	525	(475)		—
Cancellation of Series D Preferred shares							(193,764)	(194)			194		0
Issuance of common shares for SA Acquisition									13,000,000	13,000	2,717,000		2,730,000
Common shares issued for SA acquisition that were returned and cancelled									(7,974,695)	(7,975)	(526,330)		(534,305)
Issuance of common shares for convertible debt									14,685,393	14,685	883,035		897,720
Sale of common shares to related parties at $0.001 per share									12,503,177	12,503	952,742		965,245
Issuance of common shares to related parties as consideration at $0.001 per share									3,056,332	3,056	232,893		235,949
Sale of Series C preferred shares to related parties at $0.001 per share					1,528,166	1,528					1,526,640		1,528,168
Issuance of common shares as consideration shares									2,674,231	2,674	238,115		240,789
Issuance of common shares for JCG contingency shares									572,727	573	62,427		63,000
Issuance of common shares for services at prices ranging from $0.07 to $0.156									2,581,912	2,582	236,578		239,160
Issuance of common shares for settlement of legal claim									500,000	500	49,500		50,000
Issuance of common shares for settlement of legal claim									150,000	150	14,850		15,000
Net deficiency of disposed subsidiaries											287,615		287,615
Net loss	—	—	—	—	—	—	—	—				(4,605,717)	(4,605,717)
Balance - May 31, 2022	5,200,000	$5,200	100,000	$100	2,613,375	$2,614	16,236	$16	71,822,753	$71,822	$21,461,379	$(23,341,073)	$(1,703,942)

The accompanying notes are an integral part of these condensed financial statements.

Life On Earth, Inc.

Consolidated Statements of Cash Flows

	For the years ended May 31,
	2022	2021

Cash Flows From Operating Activities
Net loss	$(4,605,717)	$(1,434,073)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock based compensation	239,160	28,443
Stock based compensation - related parties	2,715,331	—
Depreciation and amortization	—	79,273
Loss on disposal of subsidiaries	261,110	—
Amortization of interest and financing costs	64,214	—
Share based finance costs	240,790	219,571
Provision for bad debts	—	990
Change in fair value of contingent liability	(352,227)	357,954
Change in fair value of derivative liability	(110,588)	(36,127)
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	—	(990)
Prepaid expenses and other current assets	—	149
Other current receivable	70,000	(70,000)
Increase (decrease) in:
Accounts payable, accrued expenses and contingent liability	(164,851)	467,203
Accrued contingent liability due related parties	(727,002)	—

Cash used by operating activities of continuing operations	(2,369,780)	(387,607)
Cash used by operating activities of discontinued operations	2,106,370	(59,764)
Cash used by operating activities	(263,410)	(447,371)

Cash Flows From Investing Activities
Acquisition of subsidiary, net cash acquired	—	39,878
Cash used by investing activities	—	39,878

Cash Flows From Financing Activities
Proceeds of notes payable - related parties	48,636	5,631
Repayment of notes payable - related parties	(2,250)	(9,000)
Proceeds of notes payable	—	30,000
Repayment of notes payable	—	(1,288)
Proceeds of convertible notes payable	38,580	—
Repayment of convertible notes payable	(100,000)	—
Proceeds of notes payable - CareClix	105,933
Proceeds from lines of credit, net of financing costs	—	19,426
Repayment of lines of credit	—	(31,107)
Proceeds from sales of Series B preferred stock	—	100,000
Proceeds from sales of Series C preferred stock	158,480	290,000
Proceeds from sales of Series C preferred stock to related parties	1,528
Proceeds from sales of common stock to related parties	12,503
Cash (used)/provided by financing activities	263,410	403,662

Net Increase (decrease) in Cash and Cash Equivalents	—	$(3,831)

Cash and Cash Equivalents - beginning	—	3,831

Cash and Cash Equivalents - end	$—	$—

Supplemental Disclosures of Cash Flow Information
Cash paid for:
Interest	$—	$—

Noncash investing and financing activities:

Issuance of common shares for services at prices ranging from $0.07 to $0.156	$239,160	$28,443

Common stock issued for convertible debt	$897,720	$501,770

Series C preferred shares issued for convertible debt	$686,745	$—

Common stock issued with convertible debt as financing cost	$240,789	$137,913

Common stock issued as consideration to related parties	$235,949	$—

Common stock issued for settlement of legal claims	$65,000	$—

Derivative liability associated with convertible debt	$—	$110,588

Common stock issued for JCG acquisition contingency shares	$63,000	$—

Common stock issued for SA Acquisition	$2,730,000	$—

Common stock returned and cancelled	$(534,305)	$—

Series A preferred shares issued for CareClix acquisition	$4,000	$—

The accompanying notes are an integral part of these condensed financial statements.

Life On Earth, Inc.

Notes to Consolidated Financial Statements

Note 1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation

Company History

Life on Earth, Inc. (“LFER” or “the Company”) was incorporated in Delaware in April 2013.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The accompanying consolidated financial statements include the financial statements of the Company and its former wholly owned subsidiaries, Smart Axiom, Inc. On March 8, 2022, we executed a Stock Purchase and Mutual Release Agreement (the “Agreement”) under which we divested our ownership of SmartAxiom, Inc. (“SA”), effective December 31, 2021. As a result, the accompanying consolidated financial statements include the financial operations of SA for the period June 1, 2021 through December 31, 2021, as discontinued operations. During the fiscal year ended May 31, 2022, our Board of Directors also resolved to dispose of our non-operating subsidiaries Victoria’s Kitchen and The Chill Group, for a net loss of $261,110.

 The Company is a public holding company operating in the public holding company market. All prior operations of the Company have been discontinued.

On May 11, 2021, the Company acquired SmartAxiom with all their assets including intellectual properties, Patents and core Internet of Things (IoT) software that enables securing sensor devices and communication to the cloud-based software. The agreed purchase price was $6,250,000 paid as follows: (a) $1,950,000 by issuing 13,000,000 shares of the Company’s common stock, upon closing; (b) $2,100,000 by issuing 210,000 shares of the Company’s Series D convertible preferred shares (each share of the Company’s Series D convertible preferred is convertible into 10 shares of the Company’s common stock); and, (c) $2,200,000 to be paid pursuant to a full earnout based on SmartAxiom GAAP revenue recognition in the amount of $1,500,000 within the first eighteen months after closing date of the acquisition. The earnout will be prorated based on the SmartAxiom revenues received over an eighteen-month period.

On December 17, 2021, the Company entered into a Stock Purchase Agreement (“SPA”) with CareClix Holdings, Inc., a Florida corporation (“SOLI”) to acquire 100% ownership of the four subsidiaries of SOLI, which included CareClix, Inc., a Virginia corporation, CareClix Services, Inc., a Florida corporation, MyCareClix, Inc., a Florida corporation, and CareClix RPM, Inc., a Florida corporation (collectively, the “CareClix Group”).

Effective December 31, 2021, the Company determined that its subsidiaries Victoria’s Kitchen and The Chill Group both of which had been inactive for some time, should be discontinued, resulting in a loss for the period ended February 28, 2022.

On March 8, 2022, the Company divested its ownership of the former subsidiary SmartAxiom, Inc. The Company executed a Stock Purchase and Mutual Release Agreement under which the Company divested its ownership of the former subsidiary SmartAxiom, Inc., effective December 31, 2021. The decision was made due to certain critical factors including, but not limited to, 1) the focus of the Company exclusively on the medical technology industry, 2) the slow progress of performance from SA, and 3) redeployment of resources to the growth potential of the CareClix group of companies. Under the Agreement, the Company agreed to transfer all ownership in SA to Amit Biyani in exchange for Mr. Biyani’s agreement to return for cancellation: (ii) 7,974,695 shares of common stock; and (ii) 128,822 shares of Series D Preferred Stock. In addition, SA and Mr. Biyani agreed to arrange for the return and cancellation of the remaining outstanding 64,942 shares of Series D Preferred Stock currently held by other former shareholders of SA. By agreement among the parties, the divestiture of SA was deemed legally effective as of December 31, 2021. The Agreement also contains mutual releases amongst the parties. In connection with the Agreement, SA issued to the Company an 8% Unsecured Convertible Note in the amount of $250,000 dated December 31, 2021 (the “Note”). The Note bears interest at a rate of 8 percent per year, with all principal and interest due on or before February 28, 2024. All unpaid principal and interest owing under the Note may, at the Company’s option, be converted in whole into a number of fully paid and non-assessable shares of common stock of SA having a value equal to the Note balance, converted at an assumed total valuation of SA of $6,250,000 on a fully diluted basis. At May 31, 2022, the Company has determined that collection on the Note is doubtful and accordingly, has established an allowance for doubtful accounts in the amount of $250,000 by recording a charge to discontinued operation for the year ended May 31, 2022.

On May 2, 2022, the Company adopted an Amended Management Agreement which allowed the Final Closing of the acquisition with the May 31, 2022, transaction drop-dead date extended. On September 15, 2022, former management filed an action to restore themselves as directors, to rescind the Amended Management Operating Agreement and to terminate the CareClix Companies’ acquisition. Current management agreed, the Amended Management Operating Agreement of May 2, 2022, was rescinded as of May 2, 2022, the drop-dead date became effective, and the CareClix Companies are no longer part of the Company

Life On Earth, Inc is a Delaware corporation headquartered in Melbourne, Florida.

Revenue Recognition

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).  In May 2014, the FASB issued guidance codified in ASC 606 which amends the guidance in former ASC 605, “Revenue Recognition.” The core principle of the standard is to recognize revenue when control of the promised goods or services is transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The standard also requires additional disclosures around the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

The Company recognizes revenue from product sales or services rendered under ASC 606, which directs that revenue should be recognized when the promised goods or services are transferred to the customer. The amount of revenue recognized should equal the total consideration expected to be received in return for the goods or services. ASC 606 creates a five-step approach that should be applied when determining the amount and timing of revenue recognition.

• Step 1: Identify the contract with a customer

• Step 2: Identify the performance obligations in the contract

• Step 3: Determine the transaction price

• Step 4: Allocate the transaction price to the performance obligations in the contract

• Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated balance sheets and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made in prior year’s financial statements to conform to classifications used in the current year.

Net Loss Per Common Share

Basic loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share is calculated by dividing net loss by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses, common stock equivalents, if any, are not considered, as their effect would be anti-dilutive. As of May 31, 2022, and 2021, respectively, warrants and convertible notes payable could be converted into approximately 2,283,000 and 23,088,000 shares of common stock, respectively.

Income Taxes

The Company utilizes the accrual method of accounting for income taxes. Under the accrual method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recognized when it is more likely than not that such tax benefits will not be realized.

The Company recognizes the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense. The Company did not have any unrecognized tax benefits as of May 31, 2022 and does not expect this to change significantly over the next 12 months.

Accounting for Equity Awards

The cost of services received in exchange for an award of equity instruments related to employees and non-employees is based on the grant-date fair market value of the award and allocated over the requisite service period of the award.

 Cash and Cash Equivalents

The Company considers only those investments which are highly liquid, readily convertible to cash, and that mature within three months from date of purchase to be cash equivalents.

At May 31, 2022 and 2021, respectively, the Company had cash and cash equivalents of $0 and $34,629, respectively, comprised of funds in checking accounts, savings accounts and money market funds. The Company’s cash and cash equivalents at May 31, 2021 were included in current assets of discontinued operations.

Accounts Receivable

Our accounts receivable balance primarily includes balances from trade sales to distributors and retail customers. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our existing accounts receivable. We determine the allowance for doubtful accounts based primarily on historical write-off experience. Account balances that are deemed uncollectible, are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company extends credit to its customers in the normal course of business and performs ongoing credit evaluations of its customers. A significant change in demand for certain products as compared to forecasted amounts may result in recording additional provisions for obsolete inventory. Provisions for obsolete or excess inventory are recorded as cost of goods sold.

As of May 31, 2022, and May 31, 2021, the allowance for doubtful accounts was $0 and $0, respectively.

Inventory

As a holding company with no operations, there are no inventories.

Intangible Assets

The Company's intangible assets include developed technology, customer relationships, sales systems, and tradenames and were acquired in a purchase business combination. The Company carries these intangibles at cost, less accumulated amortization. Amortization is recorded on a straight-line basis over the estimated useful lives of the respective assets, which is estimated to be 5 years.

Costs that are related to the conceptual formulation and design of licensed software programs are expensed as incurred to research, development and engineering expense; costs that are incurred to produce the finished product after technological feasibility has been established are capitalized as an intangible asset. Capitalized amounts are amortized on a straight-line basis over periods ranging up to five years. The company performs periodic reviews to ensure that unamortized program costs remain recoverable from future revenue.

There were no indefinite-lived intangible assets as of May 31, 2022 or 2021.

The Company reviews its finite-lived intangible and other long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The carrying amount of an asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Fair value of finite-lived intangible assets and property and equipment is based on various valuation techniques. If the carrying amount of an asset or group of assets exceeds its net realizable value, the asset will be written down to its fair value.

Goodwill

Goodwill is deemed to have an indefinite life, and accordingly, is not amortized, but evaluated annually (or more frequently if events or changes in circumstances indicate the carrying value may not be recoverable) for impairment. The most significant assumptions, which are used in this test, are estimates of future cash flows. If these assumptions differ significantly from actual results, impairment charges may be required in the future.

Advertising

Advertising and promotion costs are expensed as incurred. Advertising and promotion expense amounted to approximately $14,193 and $15,449 for the years ended May 31, 2022 and 2021, respectively.

Business combination

GAAP requires that all business combinations not involving entities or businesses under common control be accounted for under the acquisition method. The Company applies ASC 805, “Business combinations”, whereby the cost of an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total of cost of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated statements of operations and comprehensive income.

The determination and allocation of fair values to the identifiable assets acquired and liabilities assumed is based on various assumptions and valuation methodologies requiring considerable management judgment. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections, as well as the assumptions and estimates used to determine the cash inflows and outflows. Management determines discount rates to be used based on the risk inherent in the related activity’s current business model and industry comparisons. Terminal values are based on the expected life of products and forecasted life cycle and forecasted cash flows over that period. The Company’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. Any changes to provisional amounts identified during the measurement period are recognized in the reporting period in which the adjustment amounts are determined.

Deferred Finance Cost

Deferred financing costs or debt issuance costs are costs associated with issuing debt, such as various fees and commissions paid to investment banks, law firms, auditors, regulators, and so on. Since these payments do not generate future benefits, they are treated as a contra debt account. The costs are capitalized, reflected in the balance sheet as a contra long-term liability, and amortized using the effective interest method or over the finite life of the underlying debt instrument, if below de minimis.

Derivative Liability

The Company accounts for certain instruments, which do not have fixed settlement provisions, as derivative instruments in accordance with FASB ASC 815-40, Derivative and Hedging – Contracts in Entity’s Own Equity. This is due to the conversion features of certain convertible notes payable being tied to the market value of our common stock. As such, our derivative liabilities are initially measured at fair value on the contract date and are subsequently re-measured to fair value at each reporting date. Changes in estimated fair value are recorded as non-cash adjustments within other income (expenses), in the Company’s accompanying Condensed Statements of Operations.

Fair Value Measurements

We categorize our financial instruments into a three-level fair value hierarchy that prioritize the inputs to valuation techniques used to measure fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument. Financial assets recorded at fair value on our consolidated balance sheets are categorized as follows:

Level 1 inputs—Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs—Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 inputs—Unobservable inputs for the asset or liability, which are supported by little or no market activity and are valued based on management’s estimates of assumptions that market participants would use in pricing the asset or liability.

Recent Accounting Pronouncements

Management does not believe that any recently issued accounting pronouncements would have a material effect on the accompanying consolidated financial statements.

Note 2 - BASIS OF REPORTING AND GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

Several conditions and events may cast substantial doubt about the Company’s ability to continue as a going concern. The Company has incurred net losses from inception of more than $23,000,000, has no cash, and no current business operations.

Note 3 - CONCENTRATIONS

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with high quality credit institutions. At times, balances may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. Cash in banks is insured by the FDIC up to $250,000 per institution, per entity. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its account receivable credit risk exposure is limited.

Sales and Accounts Receivable

During the years ended May 31, 2022 and May 31, 2021, there were no sales.

Note 4 – FAIR VALUE MEASUREMENTS

We follow the provisions of ASC 820-10, Fair Value Measurements and Disclosures Topic, or ASC 820-10, for our financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value under GAAP and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value.

Financial assets and liabilities recorded on the accompanying consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1 – Unadjusted quoted prices in active markets that are accessible to the reporting entity at the measurement date for identical assets and liabilities.

Level 2 – Inputs other than quoted prices in active markets for identical assets and liabilities that are observable either directly or indirectly for substantially the full term of the asset or liability. Level 2 – Inputs include the following:

•	Quoted prices for similar assets and liabilities in active markets
•	Quoted prices for identical or similar assets or liabilities in markets that are not active
•	Observable inputs other than quoted prices that are used in the valuation of the assets or liabilities (i.e., interest rate and yield curve quotes at commonly quoted intervals)
•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 – Unobservable inputs for the asset or liability (i.e., supported by little or no market activity). Level 3 inputs include management’s own assumption about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

The level in the fair value hierarchy within which the fair value measurement is classified is determined based upon the lowest level of input that is significant to the fair value measurement in its entirety.

Certain of the Company’s financial instruments are not measured at fair value on a recurring basis but are recorded at amounts that approximate their fair value due to their liquid or short-term nature, such as cash and cash equivalents, accounts payable and accrued expenses and notes payable.

The carrying value of our contingent liability approximated the fair value as of May 31, 2022 in considering Level 1 inputs within the hierarchy.

The following tables set forth by level, within the fair value hierarchy, the Company’s financial instruments carried at fair value as of May 31, 2022 and May 31, 2021:

	May 31, 2022
	Level 1	Level 2	Level 3	Total
Contingent liability	$—	$—	$—	$—
Derivative liability	—	—	—	—
Total	$—	$—	$—	$—

	May 31, 2021
	Level 1	Level 2	Level 3	Total
Contingent liability	$415,227	$—	$—	$415,227
Derivative liability	—	—	110,588	110,588
Total	$415,227	$—	$110,588	$525,815

Note 5 – CARECLIX ACQUISITION

On December 17, 2021, the Company entered into a Stock Purchase Agreement (“SPA”) with CareClix Holdings, Inc., a Florida corporation (“SOLI”) to acquire four operating subsidiaries of SOLI. On December 31, 2021, under the terms of a Management Operating Agreement, the Company agreed to conditional partial closing of the transaction set forth in the SPA (the “Interim Closing”) with the final closing conditioned on the effectiveness of a registration statement to be filed by the Company with the SEC for the common shares to be issued as the consideration for the acquisition. The Management Operating Agreement provided that if the registration statement was not filed by the Company and effective by May 31, 2022, the Interim Closing would be rescinded, and the CareClix Group would not be part of the Company.

On May 2, 2022, the Company adopted an Amended Management Agreement which allowed the Final Closing of the acquisition, with the remaining unpaid stock consideration reflected as a liability and the May 31, 2022 transaction drop dead date thereby extended. On September 15, 2022, former management filed an action to restore themselves as directors, to rescind the Amended Management Operating Agreement and to terminate the CareClix Companies’ acquisition. Current management agreed, the Amended Management Operating Agreement of May 2, 2022 has been rescinded as of May 2, 2022, and the drop dead date became effective. Accordingly, the CareClix Companies are not part of the Company. and the Company has no continuing claim under the transaction agreements.

Note 6 – SMARTAXIOM, INC. ACQUISITION AND DISPOSAL

On April 16, 2021, the Company entered into a stock purchase agreement with SmartAxiom, Inc. (“SA”) and its shareholders providing for the Company to purchase of all the outstanding common stock shares of SA. The Agreement was supplemented by First and Second Addendum Agreements, dated April 30, 2021, and May 11, 2021, respectively.

The SA Acquisition Agreement and the First and Second addendum agreements provide for the purchase of 100% of the SA’s issued and outstanding shares, providing for the Company’s acquisition of SA with consideration consisting of 13,000,000 shares of the Company’s common stock; 210,000 shares of the Company’s new Series D Convertible Preferred Shares, convertible, over an eighteen month earn out schedule, into our common stock shares with a floor price of twenty cents, and an earn-out, as defined, by SA to be paid in our common stock. The SA Agreement also specifies that the liabilities acquired by the Company will be limited to $75,000. We will also provide an additional $2,000,000 in working capital from the public or private markets by no later than 18 months from the close of the SA Acquisition. On May 11, 2021, we closed on the SA Acquisition.

The following table summarizes the purchase price as of May 11, 2021, the date of acquisition:

Issuance of 13,000,000 shares of the Company’s common stock per share	$2,730,000
Issuance of 210,000 Series 'D" Preferred convertible stock, each share is convertible into 10 common shares	203,613
A maximum of $2,200,000 of LFER common shares to be issued, subject to an earn-out, as defined, by SA over 18 month period from closing date of the acquisition.	2,221,777
Excess of SA liabilities over the $75,000 acquired by the Company	(111,263)
Total purchase consideration	$5,044,127

 The following table summarizes the allocation of the purchase price to the fair values of the assets acquired and liabilities assumed on May 11, 2021, the date of acquisition:

Cash	$39,878
Accounts receivable, net of an allowance for doubtful account of $7,554	5,802
Prepaid expenses and other current assets	3,375
Furniture and fixture, net	3,687
Intangible assets - Capitalized software development costs, patents, customer lists net of accumulated amortization of 98,630;	5,177,643
Accounts payable and accrued expenses	(73,533)
Line of credit	(23,406)
Notes payable	(89,319)
Total purchase consideration	$5,044,127

On March 8, 2022, we executed a Stock Purchase and Mutual Release Agreement (the “Agreement”) under which we divested our ownership of SA, effective December 31, 2021. Under the Agreement, we agreed to transfer all ownership in SA to Amit Biyani, the CEO of SA, in exchange for Mr. Biyani’s agreement to return for cancellation: (ii) 7,974,695 shares of common stock; and (ii) 128,822 shares of Series D Preferred Stock. In addition, SA and Mr. Biyani agreed to arrange for the return and cancellation of the remaining outstanding 64,942 shares of Series D Preferred Stock currently held by other former shareholders of SA. By agreement among the parties, the divestiture of SA was deemed legally effective as of December 31, 2021. The Agreement also contained mutual releases amongst the parties.

In connection with the Agreement, SA issued to the Company an 8% Unsecured Convertible Note in the amount of $250,000 dated December 31, 2021 (the “Note”). The Note bears interest at a rate of 8 percent per year, with all principal and interest due on or before February 28, 2024. All unpaid principal and interest owing under the Note may, at the Company’s option, be converted in whole into a number of fully paid and non-assessable shares of common stock of SA having a value equal to the Note balance, converted at an assumed total valuation of SA of $6,250,000 on a fully diluted basis. The following table summarizes the disposition of the SA subsidiary:

Net assets sold	$1,669,584
Sales Price	$534,305
Loss from sale of Subsidiary	$1,135,279

Note 7 – DISCONTINUED OPERATIONS

During the year ended May 31, 2021, the Company discontinued the wholesale beverage distribution operations, and the Company announced its intention divest away from its business as a Consumer-Packaged Goods (“CPG”) Company. The following table details of the Company’s discontinued operations for the years ended May 31, 2022, and 2021:

	2022	2021
LFER	$—	25,135
SA	1,221,091	$—
VK	—	—
JCG		—
	$1,221,091	$25,135

Note 8 – INTANGIBLE ASSETS

Intangible assets as of May 31, 2022 and 2021 were as follows:

	May 31, 2022	May 31, 2021
Intangible assets to be amortized:
Beginning Balance	$5,181,272	$—
Brand recognition, business relationships and customer lists, software development, patents, business relationships and customer lists acquired from SA		5,181,272
Capitalized software costs	189,393
Less: accumulated amortization:
Intangible assets to be amortized:
Brand recognition, business relationships and customer lists, software development, patents, business relationships and customer lists acquired from SA	(709,740)	79,272
Less: SA net intangible assets disposed	(4,660,925)
Less: Impairment	—	—
Net book value at the end of period	$0	$5,181,272

The Company amortizes its intangible assets using the straight-line method over a 5 year period. The Company reviews its intangible assets when there are indications of performance issues.

Amortization expense for the years ended May 31, 2022 and 2021 was $0 and $79,272, respectively.

 Note 9 – NOTES PAYABLE – RELATED PARTIES

 On January 23, 2019, ESD issued a demand note in the amount of $10,000 to a related party. The note is unsecured, bears interest at an annual rate of 20% and had an original maturity date of March 1, 2019. On March 12, 2019, the obligations due under the terms of the note were assigned to the Company. The maturity date on the note had been extended to March 1, 2020. During years ended May 31, 2021 and 2020, the Company recorded interest expense of $2,000 and $2,000, respectively, and accrued interest on the note at May 31, 2020 amounted to $4,707.

On January 28, 2020, the Company issued a demand note in the amount of $8,200 to a related party. The note is unsecured, bears interest at an annual rate of 20% and has maturity date of January 28, 2021. During the years ended May 31, 2021 and 2020, the Company recorded interest expense of $1,640 and $557, respectively.

Prior to ESD’s bankruptcy declaration, ESD became indebted to certain creditors in the total amount of $45,169 which indebtedness was personally guaranteed by Fernando Leonzo, the Company’s CEO. The debt was not protected under the ESD bankruptcy. On February 20, 2020, the Company and Fernando Leonzo entered into an agreement under which Fernando Leonzo would discharge the indebtedness personally and directly and the Company would pay Fernando Leonzo, $3,000 per month beginning February 2020 until such time that the indebtedness is fully discharged. Interest will accrue at an annual rate of 5% on any monthly payments not made by the 21st of the month. As of May 31, 2021, the Company paid a total of $14,300 to Fernando Leonzo in accordance with this agreement. During the years ended May 31, 2021 and 2020, the Company recorded interest expense of $1,991 and $527, respectively.

The following table summarizes the Company’s Note Payable – Related Parties as of May 31, 2022:

Issue Date	Maturity Date	Interest Rate	Original Amount	Accumulated Payments as of May 31, 2022	Accumulated Accrued interest on Note	Conversion into Common & Preferred C shares	Unamortized Deferred Financing Costs as of May 31, 2022	Balance May 31, 2022

1/23/2019	3/1/2020	20%	$10,000	$—	$5,419	$(15,419)		$—

1/28/2020	1/28/2021	20%	$8,200	$—	$2,781	$(10,981)		$—

2/20/2020	2/19/2021	5%	$45,169	$16,550	$4,135			$32,755

6/15/2021	6/29/2021	8%	$60,976	$—	$4,678			$65,653

10/6/2021	10/6/2022	10%	$10,000	$—	$649		$6,157	$4,492

10/6/2021	10/6/2022	10%	$7,500	$—	$487		$6,157	$1,830

11/10/2021	11/10/2022	10%	$10,000	$—	$553		$3,208	$7,345
					$10,502		$15,522	$112,076

The following table summarizes the Company’s Note Payable – Related Parties as of May 31, 2021:

Issue Date	Maturity Date	Interest Rate	Original Amount	Accumulated Payments as of May 31, 2021	Accumulated Accrued interest as of May 31, 2021	Balance May 31, 2021

1/23/2019	3/1/2020	20%	$10,000	$—	$4,707	$14,707

1/28/2020	1/28/2021	20%	$8,200	$—	$2,197	$10,397

2/20/2020	2/19/2021	5%	$45,169	$14,300	$2,518	$33,387

						$58,491

Notes payable to related parties are recorded on our consolidated balance sheets net of unamortized deferred financing costs of $15,522 and $0 as of May 31, 2022 and May 31, 2021, respectively.

Note 10 – NOTES PAYABLE

On September 15, 2020, the Company issued a Note in the principal amount of $30,000 which had a maturity date of December 15, 2020. The Note was note not repaid by the maturity date and thus bears interest at an annual rate of 6% from the date of maturity. During years ended May 31, 2022 and 2021, the Company recorded interest expense of $2,100 and $528, respectively.

As of May 31, 2022, future principal payments of the notes payable were as follows:

For the twelve months ending May 31, 2023

$30,000

Note 11 – NOTES PAYABLE - DUE CARECLIX, INC.

During the period beginning from December 6, 2021 through May 31, 2022, the Company issued seven (7) Notes Payable to CareClix, Inc. with total principal amounts aggregating to $105,933. Each note matures one year from the issuance date and bears interest at an annual rate of 6% from the date issued. During years ended May 31, 2022 and 2021, the Company recorded interest expense of $2,325 and $0, respectively.

As of May 31, 2022, future principal and interest payments of the seven (7) Notes Payable were as follows:

For the twelve months ending May 31, 2023

$108,258

 Note 12– CONVERTIBLE NOTES PAYABLE

	May 31, 2022			May 31, 2021
	Unamortized deferred finance costs and original issue discount	Principal	Net	Unamortized deferred finance costs and original issue discount	Principal	Net
2017 NPA Notes	—	—	—	—	$737,500	$737,500
The 2nd Note Offering		$27,002	$27,002		280,000	280,000
2022 Note Issuances	$6,157	55,000	48,843	—	—	—
2021 Note Issuances	—	77,000	77,000	$29,633	77,000	47,367
2020 Note Issuances	—	45,330	45,330	—	275,500	275,500
2019 Note Issuances	—	351,348	351,348	—	482,597	482,597

	$6,157	$555,680	$549,523	$29,633	$1,852,597	$1,822,964

As of May 31, 2022, 10 convertible notes with principal amounts aggregating $655,681 have passed their maturity date.

If all convertible notes are converted into common stock, approximately a total of 2,300,000 common shares would be issued.

Note 13– NOTE PAYABLE L&H, Inc.

On December 14, 2020, the Company received a Complaint from a note holder, L & H, Inc. (“L&H”), filed in the First Judicial District Court of Nevada, Carson City, alleging breaches of contract regarding the Company’s failure to repay amounts due or failing to issuing shares upon demand and breach of Implied covenant of good faith and fair dealing in connection with the $110,000 September 10, 2019 Convertible Promissory Note between L&H and the Company. On May 26, 2022, the Court entered judgment against us in the total amount of $171,116, including the principal sum, accrued interest, default interest of $44,428. attorney’s fees of $10,000 and $1,127 in costs.

During years ended May 31, 2022 and 2021, the Company recorded interest expense on the L&H Note Payable of $55,112 and $31,850, respectively.

As of May 31, 2022, future principal payments of the L&H Note Payable note payable were as follows:

For the twelve months ending May 31, 2023

$176,239

Note 14– CAPITAL STOCK

As of May 31, 2022, the authorized capital stock of the Company was 500,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock. On May 31, 2022, there were 71,822,753 common shares issued. The Board of Directors, when increased to a majority independent Board, will review certain issues of stock to former management, which may result in changes to the issued shares.

During the year ended May 31, 2022, and May 31, 2021, the Company issued 2,581,592 and 368,593 shares, respectively, in exchange for financing and services provided by select individuals and or vendors. The shares were issued at prices ranging from $0.07 to $0.156 per share.

Also, on February 4, 2022, the Company issued shares of common stock and Series C preferred shares to former members of the Board of Directors at par value in exchange for services provided. The following table summarizes the shares issued to the members of the Board of Directors. The difference between the fair value of the shares acquired and the acquisition price has been recognized as officers’ compensation in the statement of operations for the year ended May 31, 2022.

	Common Stock	Series C Preferred	Consideration Shares	Common Stock	Series C Preferred	Consideration Shares	Common Stock	Series C Preferred	Consideration Shares	Total
Robert Gunther	2,678,672	327,393	654,786	$2,678	$327	$—	$204,115	$327,066	$50,549	$581,731
Juan Romagossa	2,815,279	344,090	688,180	$2,815	$344	$—	$214,525	$343,746	$53,127	$611,398
Fernando Leonzo	3,019,602	369,062	738,124	$3,020	$369	$—	$230,093	$368,693	$56,983	$655,769
Mahmood Kahn	3,989,624	487,621	975,242	$3,990	$486	$—	$304,009	$487,135	$75,289	$866,433
	12,503,177	1,528,166	3,056,332	$12,503	$1,526	$—	$952,742	$1,526,640	$235,949	$2,715,331

Preferred Stock

As of May 31, 2022, the Company had four designated classes of preferred stock authorized: Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred. As of May 31, 2022, the following preferred shares were issued:

Series A Preferred Stock

The Company has designated 5,200,000 shares of Series C Preferred Stock, par value $0.001 per share. As of May 31, 2021, 5,200,000 shares were issued and outstanding. A total of 4 million shares of Series A Preferred Stock were issued to Charles O. Scott as part of the acquisition of the CareClix Group of companies. The other outstanding Series C Preferred shares were cancelled and reissued to Mr. Scott as part of the acquisition of the CareClix Group of companies. Mr. Scott currently holds 5,200,000 shares representing all of the issued and outstanding Series A Preferred stock.

The Series A Preferred Stock has the equivalent voting rights as 60 shares of common stock. The Series A Preferred Shares do not have liquidation preferences and do not pay dividends.

Series B Preferred Stock

The Company has designated 100,000 shares of Series B Preferred Stock, par value $0.001 per share. As of May 31, 2021, there were 100,000 shares of Series B Preferred stock issued, held by three holders of record.

Holders of Series B Preferred Shares have no voting rights, have the right to convert their Series B Preferred Shares into Common Stock shares; and have a 10% annual cash dividend paid quarterly.

Series C Preferred Stock

The Company has designated 2,393,375 shares of Series C Preferred Stock, par value $0.001 per share. As of May 31, 2021

A total of 2,393,375 Series C Preferred shares were issued in the year ended May 31, 2022, all of which were issued at $1.00 per shares except for the shares issued to former management, which were issued at $0.001 per share to former directors and are considered validly issued and outstanding only to the extent of actual cash paid, at a purchase price of $1.00 per share. On January 14, 2022, 50,000 Series C Preferred shares were converted into 525,000 common shares. During June 2022, 20,000 Series C Preferred shares were cancelled.

The Series C Preferred Stock does not have liquidation preferences. The Series C Preferred Stock has no voting rights except to the extent that they hold Common Stock Shares from conversion, in which case each Common Stock share will be equal to one vote. The Company shall pay the holders of Series C Preferred Stock a 10% annual cash dividend paid quarterly.

Series D Preferred Stock

The Company has designated 16,236 shares of Series D Preferred Stock, par value $0.001 per share. On of May 31, 2022, 16,236 shares of our Series D Preferred Stock are issued and outstanding. During 2022, a total of 193,764 shares of Series D. Preferred shares were cancelled as part of the transfer of SmartAxiom back to its original shareholders.

The Series D Preferred Stock does not have liquidation preferences. The Series D Preferred Stock has no voting rights except to the extent that they hold Common Stock Shares from conversion, in which case each Common Stock share will be equal to one vote. Each share of the Series D preferred stock converts into 10 shares of the Company’s common stock. The Series D Preferred Stock pays no dividend.

Warrants

None at May 31, 2022.

Note 15 - COMMITMENTS AND CONTINGENCIES

On October 21, 2021, a judgment was entered against the Company and in favor of a former employee. Under the terms of the judgment, the Company is required to (i) pay the former employee a total of $60,000 of scheduled payments, (ii) issue the former employee 500,000 shares of the Company’s common stock at $0.10 per share and, (iii) pay legal fees of up to $8,923 in scheduled payment to the former employee’s attorney. The 500,000 shares of the Company’s common stock were issued to the former employee on October 21, 2021 and as of May 31, 2022, the Company is current in payments with respect to the judgment.

On March 16, 2021, we received a complaint filed by Anshu Sharma and Aditya Sharma against the Company and the Company's officers/directors in the County of Hennepin, Minnesota (District Court; Fourth Judicial District) in connection with our agreement regarding an investment by the Plaintiffs in our Preferred C Shares. On March 29, 2021, we filed “Defendant’s Joint Motion to Dismiss” to dismiss the complaint. The Company believes that there is no merit to the complaint, and it intends to vigorously defend this matter. On February 22, 2022 the Court dismissed the case.

Note 16 - INCOME TAXES

The deferred tax attributes consist of the following:

	May 31, 2022	May 31, 2021
Net operating loss carryforward	$5,987,000	$4,743,000
Stock based compensation	1,392,000	1,327,000
Valuation allowance	(7,379,000)	(6,070,000)
Deferred tax asset, net	$—	$—

For the year ended May 31, 2022, the valuation allowance increased by approximately $1,309,000.

On December 22, 2017, the enactment date, the Tax Cuts and Jobs Act (“Act”) was signed into law. The Act enduringly reduces the top corporate tax rate from 35 percent to a flat 21 percent beginning January 1, 2018 and eliminates the corporate Alternative Minimum Tax. The Company has adjusted its deferred tax calculations to reflect this reduction in its tax rate.

The deferred tax asset differs from the amount computed by applying the statutory federal and state income tax rates to the loss before income taxes. The sources and tax effects of the differences are as follows:

As of May 31, 2022, the Company has net operating loss carryforwards of approximately $21,000,000 to reduce future federal and state taxable income.

The Company currently has no federal or state tax examinations in progress, nor has it had any federal or state examinations since its inception. All of the Company’s tax years are subject to federal and state tax examinations

Note 17 - RELATED PARTY TRANSACTIONS

There are no significant related party transactions except for the transactions engaged in by former management. See Item 9 (B) in this Report.

Note 18 – SUBSEQUENT EVENTS

None, other than termination of the CareClix Companies acquisition as a result of the action filed by former management, as previously discussed and the failure of consideration.

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Financial Statement Schedules

The financial statements of Life On Earth, Inc. are listed on the Index to Financial Statements on this annual report on Form 10-K beginning on page F-1.

Exhibits

The following Exhibits are being filed with this Annual Report on Form 10-K:

3.1	Articles of Incorporation as amended, incorporated by reference to Form 8-K, Exhibit 3.1 filed May 6, 2022
3.2	Amended Statement of Preferences for Series A Preferred, incorporated by reference to Form 8-K, Exhibit 3.2 filed May 6, 2022
3.3	Amended Statement of Preferences for Series C Preferred, incorporated by reference to Form 8-K, Exhibit 3.3 filed May 6, 2022
31.1	Certification of Chief Executive Officer pursuant to SEC Rules 13a-14a and 15d-14a adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Principal Accounting Officer pursuant to SEC Rules 13a-14a and 15d-14a adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer and Principal Accounting Officer pursuant to 18 U.S.C. Section 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE ON EARTH, INC.

Dated: September 23, 2022	By:	/s/ Charles Scott
Charles Scott Chief Executive Officer and Board of Director (Principal Executive Officer)

Dated: September 23, 2022	By:	/s/ Jeffry Hollis
Jeffry Hollis Controller (Principal Accounting Officer)

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

____/s/ Charles Scott

Chairman and Director

Date: September 23, 2022

____/s/ S. John Korangy

President and Director

Date: September 23, 2022